SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 20, 2001
                                  -------------

                        UNIROYAL TECHNOLOGY CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    ---------
                 (State of other jurisdiction of incorporation)



                               0-20686 65-0341868
                              --------------------
           (Commission File Number) (IRS Employer Identification No.)



                       Two North Tamiami Trail, Suite 900
                            Sarasota, Florida 34236
                            ------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (941) 366-2100
                                 --------------



         (Former name or former address, if changed since last report.)


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Item 5.           Other Events.
                              -
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Item 7.           Exhibits
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Table                                                                                   Exhibit
Item No.                   Exhibit Description                                          Number
------------               ------------------------                                     ------------------

    99                     Press release dated July 23, 1                                        99
                           regarding negotiations by the registrant
                           to buy out its joint venture partner in
                           Uniroyal Optoelectronics, LLC

                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         UNIROYAL TECHNOLOGY CORPORATION



                         By: /s/ George J. Zulanas, Jr.
                            ----------------------------
                             George J. Zulanas, Jr.
                       Executive Vice President, Treasurer
                           and Chief Financial Officer


Dated: July 23, 2001




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                                                                     EXHIBIT 99

                         UNIROYAL TECHNOLOGY CORPORATION
               SIGNS LETTER OF INTENT TO ACQUIRE EMCORE'S INTEREST
                           IN UNIROYAL OPTOELECTRONICS


         Sarasota, FL, July 23, 2001 - Uniroyal Technology Corporation (Nasdaq/NMS: UTCI) announced today the signing of a letter of intent with Emcore Corporation ("Emcore") to buy out Emcore's minority ownership position in Uniroyal Optoelectronics, LLC (UOE). As of June 30, 2001, Uniroyal's ownership interest in the Optoelectronics joint venture was 64%. The transaction is subject to certain mutually acceptable conditions including the approval by the Boards of Directors of Uniroyal and Emcore. It is contemplated that shares of Uniroyal common stock will be issued to Emcore in the transaction.


         Howard R. Curd, Chairman and Chief Executive Officer of Uniroyal Technology Corporation, said, "This is a unique way to maximize shareholder value for both Uniroyal Technology and Emcore. Substantial scientific advances recently completed by UOE have resulted in several market leading products that show great commercial promise. This will also allow our shareholders to realize 100% of the exceptional growth anticipated for Uniroyal Optoelectronics." ___ Reuben F. Richards, Jr., President and Chief Executive Officer of Emcore, added, "Our collaboration with UOE will continue going forward as their success enables them to become an increasingly important buyer of our capital equipment. Emcore will participate in that growth as a shareholder in Uniroyal and the sale of our interest in UOE will allow us to focus additional resources on our other businesses."

         Uniroyal Optoelectronics, a manufacturer of high brightness light emitting diodes (LEDs), recently completed the expansion of its epitaxial facility in Tampa, Florida and is nearing completion of its R & D facility.
The expansion includes the addition of three Emcore MOCVD reactors for the manufacture of high brightness blue and green LEDs, one of which is designated for R & D efforts. UOE has assembled a world-renowned R & D team with highly experienced scientists in the optoelectronics field drawing talent from Sandia National Laboratories, Meijo University in Japan, the University of California in Santa Barbara and Bell Labs/Lucent. ___ This team's experience and technical knowledge have led to a significant increase in product offerings providing multiple wavelengths and colors as well as high brightness blue LEDs exhibiting brightness levels ranging from 3.5 to 4 milliwatts in die form. When conventionally packaged, the expected lamp power output for these devices is between 8 and 10 milliwatts.

         The high brightness LED market continues to show strong growth, according to Strategies Unlimited, having increased 54% to $1.2 billion in 2000. Applications utilizing very high brightness LEDs continue to increase as higher brightness levels result in more cost efficient conversions to LED lighting from conventional incandescent methods. Leading markets for high brightness LEDs include traffic signals, indoor/outdoor signage, and automotive applications.

         Uniroyal Technology's Compound Semiconductors & Optoelectronics business segment includes Uniroyal Optoelectronics, Sterling Semiconductor, Inc., and NorLux Corp. Uniroyal Optoelectronics manufactures high brightness light emitting diodes (HB-LEDs), a rapidly growing market with applications such as traffic signals, indoor/outdoor signage and automotive applications. Brand names include POWER-Ga(i)N? and POWER-BR(ite)?. Sterling Semiconductor is a leading producer of silicon carbide (SiC) substrates, epitaxial thin films on SiC substrates and is developing SiC devices for wireless communications, industrial process control, and power amplification. NorLux Corp. specializes in the design and manufacture of custom lighting solutions utilizing light emitting diodes (LEDs). Well-known brand names in Uniroyal's Coated Fabrics and Specialty Adhesives segments include NAUGAHYDE(R) and NAUGASOFT(R) in coated fabrics and, SILAPRENE(R), HYDRA FAST-EN(R) and GUNTHER ULTRA/BOND(R) in adhesives.

         The Company's common stock and warrants trade on the Nasdaq/NMS under the symbols UTCI and UTCIW, respectively.

                  Statements made herein that are forward-looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995 are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those related to business conditions and the financial strength of the various markets served by the Company, the level of spending for such products and the ability of the Company to successfully manufacture and market its products.


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